Exhibit 23.1

CONSENT OF REGISTERED INDEPENDENT ACCOUNTANTS

As registered independent public accountants, we hereby consent to the incorporation by reference of our report, dated February 9, 2005, included in this Form 10-K, into the Company’s previously filed Registration Statements on Form S-8 (File Nos. 333-12411, 333-93201, 333-72648, 333-85246, 333-108167 and 333-114304) and Registration Statements on Form S-2 (File Nos. 333-36798, 333-46988, 333-77014, 333-106033 and 333-121915).

/s/    VITALE, CATURANO & COMPANY, LTD.

Boston, Massachusetts

March 30, 2005